UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 19, 2015

SIGMABROADBAND CO.

(Exact name of registrant as specified in its charter)

Georgia

(State or other jurisdiction of incorporation)

Georgia (State or other jurisdiction of incorporation)	333-191426 (Commission File Number)	46-1289228 (IRS Employer Identification No.)
2690 Cobb Parkway Suite A5 Atlanta, Georgia (Address of principal executive offices)	33080 (Zip Code)

Registrant’s telephone number, including area code (800)545-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Previous Independent Registered Public Accounting Firm.

Effective August 19th, 2015, the Company dismissed David A. Aronson, CPA, P.A. (“Aronson”) as the Company’s independent registered public accounting firm. The decision to dismiss Aronson was approved by the Company’s board of directors. During the period of engagement from May 24th, 2013 to August 19th, 2015, the auditor’s reports issued by Aronson did not contain an adverse opinion, a disclaimer of opinion, nor were the reports qualified or modified as to uncertainly, audit scope or accounting principles. However, the audit reports did reflect uncertainties regarding the ability of the Company to continue as a going concern. During the referenced period, there were no disagreements between the Company and Aronson on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Aronson, would have caused Aronson to make reference to the matter in reports on the Company’s financial statements, had any such reports been issued. During the period of engagement, there were no reportable events as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

The Registrant has provided Aronson with a copy of the disclosures in this report and the Company requested a letter from Aronson addressed to the Commission confirming the statements made by the Company in this report. A copy of that letter is attached as an exhibit to this report.

Section 9 - Financial Statements and Exhibits

Exhibits

16.1	- Letter from David A. Aronson, CPA, P.A.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 8-19-2015	SIGMABROADBAND CO. By: /s/ Jeffery A. Brown Jeffery A. Brown President, Secretary, Principal Executive Officer and Director

Date: 8-19-2015	SIGMABROADBAND CO. By: /s/ Timothy D. Valley Timothy D. Valley Chief Financial Officer and Principal Accounting Officer